Exhibit 99.1

Westrock Coffee Company Commences Warrant Exchange Offer and Consent Solicitation

LITTLE ROCK, Ark., August 28, 2024 – Westrock Coffee Company (NASDAQ: WEST) (“Westrock Coffee” or the “Company”), a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, today announced that it has commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants to purchase shares of common stock of the Company, par value $0.01 per share (“common shares”), which warrants trade on The Nasdaq Global Market under the symbol “WESTW” (the “public warrants”), and (ii) private placement warrants to purchase common shares (the “private placement warrants” and, together with the public warrants, the “warrants”). The purpose of the Offer and Consent Solicitation is to simplify the Company’s capital structure and increase the number of common shares available for trading.

Exchange Offer and Consent Solicitation Relating to Warrants

The Company is offering to all holders of the warrants the opportunity to receive 0.290 common shares in exchange for each outstanding warrant tendered by the holder and exchanged pursuant to the Offer. Pursuant to the Offer, the Company is offering up to an aggregate of 5,551,792 common shares in exchange for the warrants.

Concurrently with the Offer, the Company is also soliciting consents from holders of the warrants to amend the warrant agreement that governs all of the warrants (the “Warrant Agreement”) to permit the Company to require that (x) each public warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer and (y) each private placement warrant that is outstanding upon the closing of the Offer be exchanged for 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendments, the “Warrant Agreement Amendment”). Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of then outstanding private placement warrants. Therefore, if holders of 50% of the outstanding public warrants consent to the Warrant Agreement Amendment, the Warrant Agreement Amendment will be adopted with respect to the public warrants, regardless of the percentage of private placement warrants that consent to the Warrant Agreement Amendment. Similarly, if holders of 50% of the outstanding private placement warrants consent to the Warrant Agreement Amendment, the Warrant Agreement Amendment will be adopted with respect to the private placement warrants, regardless of the percentage of public warrants that consent to the Warrant Agreement Amendment.

Parties representing approximately 48.8% of the outstanding public warrants and 95.0% of the outstanding private placement warrants have agreed to tender their public warrants and private placement warrants (as applicable) in the Offer and to consent to the Warrant Agreement Amendment in the Consent Solicitation pursuant to a tender and support agreement. Accordingly, if holders of an additional approximately 1.2% of the outstanding public warrants consent to the Warrant Agreement Amendment, and the other conditions described in the Prospectus/Offer to Exchange (as defined below) are satisfied or waived, then the Warrant Agreement Amendment will be adopted with respect to the public warrants. With respect to the private placement warrants, because holders of approximately 95.0% of the outstanding private placement warrants have agreed to consent to the Warrant Agreement Amendment, if the other conditions described in the Prospectus/Offer to Exchange (as defined below) are satisfied or waived, then the Warrant Agreement Amendment will be adopted with respect to the private placement warrants. The offering period will continue until 5:00 p.m., Eastern Time, on September 26, 2024, or such later time and date to which the Company may extend (the “Expiration Date”), as described in the Company’s Schedule TO and Prospectus/Offer to Exchange (each as defined below). Tendered warrants may be withdrawn by holders at any time prior to the Expiration Date.

The Offer and Consent Solicitation are being made pursuant to a prospectus/offer to exchange, dated August 28, 2024 (the “Prospectus/Offer to Exchange”), and Schedule TO, dated August 28, 2024 (the “Schedule TO”), each of which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and more fully set forth the terms and conditions of the Offer and Consent Solicitation.

The Company’s common shares and public warrants are listed on The Nasdaq Global Market under the symbols “WEST” and “WESTW,” respectively. As of August 23, 2024, there were (i) 88,446,150 common shares issued and outstanding, (ii) 23,510,527 shares of Series A Convertible Preferred Stock issued and outstanding and (iii) a total of 17,118,063 public warrants and 2,026,046 private placement warrants outstanding. Assuming all warrant holders tender their warrants for exchange in the Offer, the Company would expect to issue up to 5,551,792 common shares, resulting in approximately 93,997,942 common shares outstanding (an increase of approximately 6%), and no public or private placement warrants outstanding.

The Company has engaged Stifel, Nicolaus & Company, Incorporated to act as the dealer manager for the Offer and Consent Solicitation (the “Dealer Manager”). Any questions or requests for assistance concerning the Offer and Consent Solicitation may be directed to Stifel, Nicolaus & Company, Incorporated at:

Stifel, Nicolaus & Company, Incorporated
787 7th Ave., 4th Floor
New York, New York 10019

D.F. King & Co., Inc. has been appointed as the information agent for the Offer and Consent Solicitation (the “Information Agent”), and Computershare Inc. and its affiliate, Computershare Trust Company, N.A, have been appointed as the exchange agent (the “Exchange Agent”).

Important Additional Information Has Been Filed with the SEC

Copies of the Schedule TO and Prospectus/Offer to Exchange will be available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed to the Information Agent at (800) 829-6554 (for warrant holders) or (212) 256-9086 (for banks and brokers) or via the following email address: WESTW@dfking.com. A registration statement on Form S-4 relating to the securities to be issued in the Offer has been filed with the SEC but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the warrants or an offer to sell or a solicitation of an offer to buy any common shares in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such state. The Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus/Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange.

Holders of the warrants are urged to read the Schedule TO and Prospectus/Offer to Exchange carefully before making any decision with respect to the Offer and Consent Solicitation because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation.

None of the Company, any of its management or its board of directors (or any committee thereof), or the Information Agent, the Exchange Agent, or the Dealer Manager makes any recommendation as to whether or not holders of warrants should tender warrants for exchange in the Offer or consent to the Warrant Agreement Amendment in the Consent Solicitation.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the company sources coffee and tea from numerous countries of origin.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time, including statements regarding the expected timing of the Offer and Consent Solicitation. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee’s business and the timing of expected business milestones; the effects of competition on Westrock Coffee’s business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; Westrock Coffee’s inability to successfully build out operations and commercialize customers within the anticipated time frame following the recent opening of its new facility in Conway, Arkansas or incurring additional expenses in the process; the loss of significant customers or delays in bringing their products to market; and those factors discussed in the section titled “Risk Factors” in the Company’s Registration Statement on Form S-4, filed August 28, 2024 and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee’s expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee’s assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

Westrock Coffee: PR@westrockcoffee.com

Investor Contact:

Westrock Coffee: IR@westrockcoffee.com